UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – February 14, 2006

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition.

On February 15, 2006, Penn National Gaming, Inc. (the “Company”) issued a press release announcing financial results for the three months and fiscal year ended December 31, 2005 and conducted a conference call to discuss such financial results.  The full text of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                   Other Events.

On February 14, 2006, the Company announced that it has called for redemption all $175 million in aggregate principal amount of its outstanding 8-7/8% Senior Subordinated Notes due March 15, 2010.  The redemption price is $1,044.38 per $1,000 principal amount, plus accrued and unpaid interest to the scheduled redemption date, which is March 15, 2006.  The full text of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(c)                 Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 15, 2006, issued by Penn National Gaming, Inc. announcing its financial results for the three months and fiscal year ended December 31, 2005.

99.2	Press release, dated February 14, 2006, issued by Penn National Gaming, Inc. announcing its call for redemption of its outstanding 8-7/8% Senior Subordinated Notes Due 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 16, 2006		PENN NATIONAL GAMING, INC.

	By:	/s/Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 15, 2006, issued by Penn National Gaming, Inc. announcing its financial results for the three months and fiscal year ended December 31, 2005.

99.2	Press release, dated February 14, 2006, issued by Penn National Gaming, Inc. announcing its call for redemption of its outstanding 8-7/8% Senior Subordinated Notes Due 2010.